Exhibit 10.4

Amendment NO. 1 dated as of April 11, 2017 (this “Amendment”), to the ABL Credit Agreement dated as of April 29, 2016 (the “Credit Agreement”), among QUORUM HEALTH CORPORATION, a Delaware corporation (the “Borrower”), the lenders party thereto (the “Lenders”) and UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders.

PRELIMINARY STATEMENT

A.  Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrower.

B.  The Borrower has notified the Administrative Agent that an Event of Default has occurred and is continuing under the Credit Agreement for failure to deliver on or before March 31, 2017, audited financial statements and other information for the fiscal year ended December 31, 2016, as required under Section 5.05(a) of the Credit Agreement (the “Specified Event of Default”).

C. The Borrower and Lenders desire to waive the Specified Event of Default and that certain provisions of the Credit Agreement be amended as provided herein.

D.  The Borrower and the Subsidiary Guarantors are party to one or more of the Security Documents, pursuant to which, among other things, the Subsidiary Guarantors Guaranteed the Obligations of the Borrower under the Credit Agreement and provided security therefor.

Accordingly, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms. Capitalized terms used but not otherwise defined herein (including the preliminary statement hereto) shall have the meanings assigned thereto in the Credit Agreement.  The provisions of Section 1.02 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2.  Limited Waiver. The Administrative Agent and the Required Lenders hereby waive the Specified Event of Default. The waiver contained in this Section 2 is a limited waiver and shall not constitute nor be deemed to constitute a waiver of any Default or Event of Default, other than the Specified Event of Default and, without limiting the generality of the foregoing, shall not constitute or be deemed to constitute a waiver of Section 5.05(a) as amended by this Amendment.

SECTION 3.  Amendments to the Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Credit Agreement is hereby amended as follows, effective as of the Amendment Effective Date (as defined below):

(a)  Section 1.01 is hereby amended by adding the following defined terms in the appropriate alphabetical order:

“Amendment No. 1” shall mean that certain Amendment, dated as of the Amendment No. 1 Effective Date among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Disclosure Schedule” shall mean the Disclosure Schedule delivered to the Administrative Agent on the Amendment No. 1 Effective Date in connection with Amendment No. 1 to this Agreement.

“Amendment No. 1 Effective Date” shall mean April 11, 2017.

“Average Monthly Cash Collections” means, for each fiscal quarter of the Loan Parties beginning with the fiscal quarter ending March 31, 2017, the average of the cash collections from Receivables of the Loan Parties for each of the three months during such fiscal quarter.

“Held for Sale” shall mean, with respect to any Hospital, that the Borrower intends to endeavor in good faith to close, sell, transfer, lease or otherwise dispose of such Hospital within 15 months.

“Springing Availability Block Amount” means, at all times during the continuance of a Springing Availability Block Period, an amount equal to ten percent (10%) of the lesser of (i) the Borrowing Base prior to any reduction thereof in respect of the Springing Availability Block Amount and (ii) the Revolving Credit Commitment.

“Springing Availability Block Period” means any period (i) beginning on the date which is two (2) Business Days after the date on which Borrower delivers (or if earlier, the date on which Borrower is required to deliver) a calculation of the Average Monthly Cash Collections for a fiscal quarter if the Average Monthly Cash Collections for such fiscal quarter are less than $75,000,000 and (ii) ending on such date thereafter, if any, on which Borrower delivers a calculation of the Average Monthly Cash Collections for a fiscal quarter if the Average Monthly Cash Collections for such fiscal quarter and for the immediately preceding fiscal quarter are greater than or equal to $75,000,000.

(b)  The definition of “Availability Reserve” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Availability Reserve” shall mean, on any date of determination and with respect to the Borrowing Base, the sum (without duplication) of (a) the Bank Product Reserve; (b) the aggregate amount of liabilities secured by Liens upon Eligible Receivables or Eligible Self-Pay Receivables that are senior to the Collateral Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (c) reserves for excess dilution; (d) the Springing Availability Block Amount; and (e) such additional reserves, in such amounts and with respect to such matters, as the Administrative Agent in its Reasonable Credit Judgment may elect to impose from time to time. The amount of any Availability Reserve established by the Administrative Agent shall, in the case of the Springing Availability Block Amount, be the amount determined pursuant to the definition of such term, and in all other instances, have a reasonable relationship as determined by the Administrative Agent in its Reasonable Credit Judgment to the event, condition or other matter that is the basis for the Availability Reserve.

(c)  The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and (except in the case of clauses (a)(x), (a)(xiii), (a)(xiv), (a)(xv) and (a)(xvi)(B) below) to the extent deducted (and not added back) in determining such Consolidated Net Income, the sum of:

(i) interest expense (net of interest income), including amortization and write offs of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with (x) letters of credit, (y) obtaining or unwinding Hedging Agreements or (z) surety bonds for financing activities, in each case for such period,

(ii) provision for taxes based on income, profits or capital and franchise taxes and gross receipts taxes, including Federal, foreign, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, including any penalties and interest relating to any tax examinations for such period,

(iii) depreciation and amortization expenses including acceleration thereof and including the amortization of the increase in inventory resulting from the application of Statement of Financial Accounting Standards No. 141 (“FASB 141”) for transactions contemplated hereby, including Permitted Acquisitions, for such period,

(iv) non-cash compensation expenses arising from the sale of Equity Interests, the granting of options to purchase Equity Interests, the granting of appreciation rights in respect of Equity Interests and similar arrangements for such period,

(v) the excess of the expense in respect of post-retirement benefits and post-employment benefits accrued under Statement of Financial Accounting Standards No. 106 (“FASB 106”) and Statement of Financial Accounting Standards No. 112 (“FASB 112”) over the cash expense in respect of such post-retirement benefits and post-employment benefits for such period,

(vi) minority interest (to the extent distributions are not required to be made and are not made in respect thereof),

(vii) [reserved],

(viii) fees and expenses for such period incurred or paid in connection with the Transactions,

(ix) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that such amount is reasonably likely to be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of the relevant event (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events,

(x) proceeds of received business interruption insurance,

(xi) any fees and expenses incurred during such period in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of Equity Interests, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction undertaken but not completed),

(xii) any (w) severance costs, relocation costs, integration and facilities opening costs, signing costs, signing bonuses, retention or completion bonuses and transition costs incurred during such period, (x) cash restructuring related or nonrecurring cash merger costs and expenses incurred during such period as a result of any acquisition, investment, recapitalization, or asset disposition permitted hereunder; provided, that the aggregate amount added to or included in Consolidated EBITDA pursuant to this subclause (x) for any period of four consecutive fiscal quarters shall not exceed an amount equal to 20% of Consolidated EBITDA, calculated prior to giving effect to any amounts added to or included in Consolidated EBITDA pursuant to this subclause (x) and prior to giving effect to any additions to Consolidated EBITDA in respect of synergies for such period pursuant to Section 1.03(c), (y) other nonrecurring cash losses and charges for such period and (z) fees, expenses and charges incurred during such period in respect of litigation (including legal fees) against the Borrower or any of its Subsidiaries,

(xiii) solely with respect to the fiscal periods ending on September 30, 2017, December 31, 2017, March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018, an amount equal to the cost savings and synergies (net of continuing associated expenses) that are reasonably identifiable, reasonably supportable, are expected to have a continuing impact and have been realized or are reasonably expected to be realized during the applicable fiscal quarter as a result of the expected transition of services under the Billing and Collection Agreement dated as of the Closing Date among CHS and its subsidiaries and the Borrower and its Subsidiaries (which cost savings and synergies shall be calculated on a pro forma basis as if such Billing and Collection Agreement had been transitioned as of July 1, 2017); provided that all such adjustments shall be set forth in a reasonably detailed certificate of a Financial Officer of the Borrower; provided further that irrespective of the amount of such cost savings and synergies actually identified with respect to any fiscal quarter, such amount shall be deemed to be not be less than (i) for the fiscal quarter ending September 30, 2017, $459,000, (ii) for the fiscal quarter ending December 31, 2017, $2,324,000, (iii) for the fiscal quarter ending March 31, 2018, $3,136,000, (iv) for the fiscal quarter ending June 30, 2018, $3,393,000, (v) for the fiscal quarter ending September 30, 2018, $3,592,000 and (vi) for the fiscal quarter ending December 31, 2018, $3,524,000; provided further that, for the avoidance of doubt, (x) the applicable amount added to Consolidated EBITDA in respect of any fiscal quarter shall be included in the calculation of Consolidated EBITDA for each period in which such fiscal quarter is included (i.e., the amount added for the fiscal quarter ending September 30, 2017, shall be included in the determination of Consolidated EBITDA for the four quarter periods ending September 30, 2017, December 31, 2017, March 31, 2018, and June 30, 2018) and (y) no such amounts shall be included in the determination of Consolidated EBITDA for any period ending after December 31, 2018 (other than cost savings and synergies actually realized),

(xiv) for each fiscal quarter commencing with the fiscal quarter ending March 31, 2017 through the fiscal quarter ending December 31, 2018, an aggregate amount equal to $5,534,192 in respect of the California Hospital Quality Assurance Fee program (net of any amounts received or accrued and otherwise already reflected in the determination of Consolidated EBITDA in respect of the California Hospital Quality Assurance Fee program),

(xv) solely with respect to any four fiscal quarter period ending on or prior to December 31, 2018, with respect to each Hospital set forth on the Amendment No. 1 Disclosure Schedule that has been designated by the Borrower in good faith as Held for Sale and notified to the Administrative Agent, an amount equal to the amount set forth on such schedule for each such Hospital; provided that (A) no amount shall be added pursuant to this clause (xv) with respect to any Hospital that has actually been sold, closed or otherwise disposed of prior to the end of such period and (B) no amount shall be added pursuant to this clause (xv) with respect to any Hospital for more than five consecutive four fiscal quarter periods (i.e. if the amount for a specified Hospital is included for the four fiscal quarter period ended

March 31, 2017, it may not be included for any four fiscal quarter period ended after March 31, 2018); provided, further, however, that with respect to any Hospital for which an amount is included in Consolidated EBITDA pursuant to this clause (xv) for five consecutive fiscal quarters, if such Hospital is closed, sold, transferred, leased or otherwise disposed of after the end of the immediately subsequent fiscal quarter but prior to the date on which a compliance certificate for such fiscal quarter is delivered pursuant to Section 5.04(c), then such Hospital shall be deemed to have been closed, sold, transferred, leased or otherwise disposed of as of the last day of such fiscal quarter for purposes of Section 1.03 (i.e., if an amount is included in Consolidated EBITDA pursuant to this clause (xv) for five fiscal quarters ending March 31, 2018, and such Hospital is closed, sold, transferred, leased or otherwise disposed of between June 30, 2018 and the date on which the compliance certificate is delivered for the fiscal quarter ended June 30, 2018, such Hospital will be deemed to have been closed, sold, transferred, leased or otherwise disposed of as of June 30, 2018), and

(xvi) (x) other non-cash charges for such period (other than the write down of current assets, unless such assets are acquired pursuant to a Permitted Acquisition, in which case any such write down shall (A) occur on or before the first anniversary of the date on which the applicable Permitted Acquisition was consummated and (B) result from (1) a change in accounting policies or (2) a revision in the estimated value of such assets) and (y) the $22,799,000 charge to patient accounts receivable recorded in the fiscal quarter ended December 31, 2016, which, for the avoidance of doubt, shall only be included in periods that include the fiscal quarter ended December 31, 2016, and minus

(b) without duplication, (i) non-recurring gains (including any non-cash gains as a result of the consummation of any Offer) and (ii) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(xvi) (other than any such non-cash charges that if originally paid in cash and so not taken as non-cash charges would have been added to Consolidated Net Income above pursuant to clause (a)(xii)) in a previous period.

(d)  The definition of “Significant Asset Sale” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Significant Asset Sale” shall mean the sale, transfer, lease or other disposition by the Borrower or any Subsidiary to any person other than the Borrower or a Subsidiary Guarantor of any Hospital or all or substantially all of the assets of, or a majority of the Equity Interests in, a person, or a division or line of business or other business unit of a person or the closing of a Hospital.

(e)  The third proviso in Section 1.03(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

; provided, further, that the aggregate amount added to or included in Consolidated EBITDA above in respect of synergies for any period of four consecutive fiscal quarters shall not exceed an amount equal to 20% of Consolidated EBITDA, calculated on a pro forma basis in accordance with this Section 1.03, but prior to giving effect to such additions and any other such prior additions in respect of synergies for such period pursuant to this Section 1.03.

(f)  Section 5.04(a) of the Credit Agreement is hereby amended to add “(or with respect to the fiscal year ended December 31, 2016, within 107 days following the end of such fiscal year)” after the words “within 90 days after the end of each fiscal year”.

(g)  Section 5.04(d)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows: “together with each delivery of a Borrowing Base Certificate pursuant to this clause (d), such supporting documentation, agings and additional reports with respect to the Borrowing Base as the Administrative Agent shall reasonably request and, in the case of each Borrowing Base Certificate delivered as of the last day of a month that corresponds with the end of a fiscal quarter (beginning with the fiscal quarter ending March 31, 2017), the calculation of Average Monthly Cash Collections for such fiscal quarter;”.

(h)  Section 5.07(b) of the Credit Agreement is hereby amended by inserting the phrase “, up to three times during the first year following the Amendment No. 1 Effective Date,” immediately after the phrase “up to three times during the first year following the Closing Date”

(i)  Sections 6.01(f) of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

“provided, further, that the net cash proceeds of any such Indebtedness incurred prior to January 1, 2019, shall be applied substantially concurrently with such incurrence to prepay then-outstanding Term Loans pursuant to Section 2.12 of the Term Loan Agreement;”

(j)  Sections 6.01(k) of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

“provided that the net cash proceeds of any such Indebtedness incurred prior to January 1, 2019, shall be applied substantially concurrently with such incurrence to prepay then-outstanding Term Loans pursuant to Section 2.12 of the Term Loan Agreement;”

(k)   Section 6.01(u) of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

“provided that prior to January 1, 2019, if any Indebtedness that is debt for borrowed money is incurred pursuant to this clause (u) in excess of $25,000,000 in the aggregate, the net cash proceeds of any such excess shall be applied substantially concurrently with such incurrence to prepay then-outstanding Term Loans pursuant to Section 2.12 of the Term Loan Agreement;”

(l)  Section 6.02(x) of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

“provided that, prior to January 1, 2019, such Liens shall not secure any Indebtedness that is debt for borrowed money;”

(m)  Sections 6.04(a) is hereby amended by inserting the following proviso at after “such investments;” and prior to “for purposes of the foregoing”:

“provided, however, that no such investments shall be made by the Borrower or any Subsidiary in any Unrestricted Subsidiary prior to January 1, 2019;”

(n)  Section 6.06(a)(v) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“in addition to Restricted Payments permitted by clauses (i) through (iii) above, so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may, from and after January 1, 2020, make other Restricted Payments in an aggregate amount not to exceed $30,000,000 less the amount of payments made from and after the Closing Date pursuant to Section 6.09(b)(i);”.

(o)  Section 6.09(b) of the Credit Agreement is hereby amended as follows:

(i) by inserting the phrase “from and after January 1, 2020,” immediately after the phrase “provided, however, that” and

(ii) by inserting the phrase “; provided further, however, that for purposes of this Section 6.09(b), until January 1, 2020, the Senior Notes shall be deemed to constitute subordinated Indebtedness, except that notwithstanding anything to the contrary herein, the Senior Notes may be extended, renewed, refinanced or replaced with the proceeds of Indebtedness permitted to be incurred pursuant to Section 6.01” immediately prior to the period at the end thereof.

SECTION 4.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Borrower and each Subsidiary Guarantor represents and warrants to the Administrative Agent and each of the Lenders that:

(a)  The representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document are true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.

(b)  No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

(c)  None of the Security Documents in effect on the Amendment Effective Date will be rendered invalid, non-binding or unenforceable against any Loan Party as a result of this Amendment.  The Guarantees created under such Security Documents will continue to guarantee the Obligations to the same extent as they guaranteed the Obligations immediately prior to the Amendment Effective Date.  The Liens created under such Security Documents will continue to secure the Obligations, and will continue to be perfected, in each case, to the same extent as they secured the Obligations or were perfected immediately prior to the Amendment Effective Date.

SECTION 5.  Effectiveness.  This Amendment shall become effective on and as of the date on which each of the following conditions precedent is satisfied (such date, the “Amendment Effective Date”):

(a)  The Administrative Agent shall have received duly executed and delivered counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, each Subsidiary Guarantor and the Required Lenders.

(b)  The Administrative Agent shall have received payment from the Borrower, for the account of each Lender that shall have unconditionally and irrevocably delivered to the Administrative Agent (or its counsel) its executed signature page to this Amendment at or prior to 5:00 p.m., New York City time, on April 11, 2017 (each, a “Consenting Lender”), an amendment fee in an amount equal to 0.10% of the aggregate amount of such Consenting Lender’s Revolving Credit Commitments (whether drawn or undrawn), as of the Amendment Effective Date.  Such fees shall be payable in immediately available funds and, once paid, shall not be refundable in whole or in part.

(c)  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced at least two Business Days prior to the Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower in connection with the transactions contemplated hereby or under any other Loan Document.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date and such notice shall be conclusive and binding.

SECTION 6.  Effect of this Amendment.  (a)    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Lenders or any other Secured Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

(b)  From and after the Amendment Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified by this Amendment.

(c)  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(d)  Each of the parties hereto acknowledge and agree, for the avoidance of doubt, that, from and after the Amendment Effective Date, the Applicable Percentage for all purposes of the Credit Agreement shall be determined in accordance with the provisions of the Credit Agreement as amended hereby and that for any day prior to the Amendment Effective Date the Applicable Percentage shall be determined in accordance with the Credit Agreement prior to giving effect to this Amendment.

SECTION 7.  Reaffirmation; Further Assurances.  Each of the Borrower and each of the Subsidiary Guarantors identified on the signature pages hereto (collectively, the Borrower and such Subsidiary Guarantors, the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Amendment and the transactions contemplated hereby.  Each Reaffirming Loan Party hereby consents to this Amendment and the transactions contemplated hereby, and hereby confirms its respective guarantees, pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties.

SECTION 8.  Expenses.  The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with the Loan Documents (including the preparation of this Amendment), including the reasonable fees, charges and disbursements of Winston & Strawn LLP.

SECTION 9.  Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by electronic transmission (e.g., “pdf”) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment, and, once delivered, may not be withdrawn or revoked unless this Amendment fails to become effective in accordance with its terms on or prior to May 30, 2017.

SECTION 10.  No Novation.  This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof.  Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.  Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of the Borrower under the Credit Agreement or any Loan Party under any other Loan Document from any of its obligations and liabilities thereunder.  The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified hereby or thereby in connection herewith or therewith.

SECTION 11.  Governing Law.  (a)    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b)  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 12.  Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

UBS AG, STAMFORD BRANCH, as Administrative Agent and as a Lender,
by
/s/ Craig Pearson
Name: Craig Pearson
Title: Associate Director, Banking Product Services, US

by
/s/ Darlene Arias
Name: Darlene Arias
Title: Director

[Signature Page to Amendment No. 1 to
ABL Credit Agreement of Quorum Health Corporation]

QUORUM HEALTH CORPORATION,
by
/s/ Lee C. Fleck
Name: Lee C. Fleck
Title: Vice President Finance and Treasurer

[Signature Page to Amendment No. 1 to
abl Credit Agreement of Quorum Health Corporation]

EACH SUBSIDIARY GUARANTOR LISTED ON SCHEDULE A HERETO
by
/s/ Lee C. Fleck
Name: Lee C. Fleck
Title: Vice President Finance and Treasurer

[Signature Page to Amendment No. 1 to
abl Credit Agreement of Quorum Health Corporation]

Name of Lender: Bank of America, N.A.

by
/s/ Steven L. Hipsman
Name: Steven L. Hipsman
Title: Senior Vice President

[Signature Page to Amendment No. 1 to
ABL Credit Agreement of Quorum Health Corporation]

Name of Lender: Citibank, N.A.

by
/s/ Christopher Marino
Name: Christopher Marino
Title: Vice President and Director

[Signature Page to Amendment No. 1 to
abl Credit Agreement of Quorum Health Corporation]

Name of Lender: SunTrust Bank

by
/s/ B. Earl Garris
Name: B. Earl Garris
Title: Director

For any Lender requiring a second signature line:

by

Name:
Title:

[Signature Page to Amendment No. 1 to
ABL Credit Agreement of Quorum Health Corporation]

Schedule A to Amendment No. 1 to ABL Credit Agreement

List of Guarantors

•	ANNA HOSPITAL CORPORATION
•	BIG BEND HOSPITAL CORPORATION
•	BIG SPRING HOSPITAL CORPORATION
•	BLUE ISLAND HOSPITAL COMPANY, LLC
•	BLUE ISLAND ILLINOIS HOLDINGS, LLC
•	BLUE RIDGE GEORGIA HOLDINGS, LLC
•	CLINTON HOSPITAL CORPORATION
•	CSRA HOLDINGS, LLC
•	DEMING HOSPITAL CORPORATION
•	DHSC, LLC
•	EVANSTON HOSPITAL CORPORATION
•	FORREST CITY ARKANSAS HOSPITAL COMPANY, LLC
•	FORREST CITY HOSPITAL CORPORATION
•	FORT PAYNE HOSPITAL CORPORATION
•	GALESBURG HOSPITAL CORPORATION
•	GRANITE CITY HOSPITAL CORPORATION
•	GRANITE CITY ILLINOIS HOSPITAL COMPANY, LLC
•	GREENVILLE HOSPITAL CORPORATION
•	HOSPITAL OF BARSTOW, INC.
•	HOSPITAL OF LOUISA, INC.
•	JACKSON HOSPITAL CORPORATION

•	LEXINGTON HOSPITAL CORPORATION
•	MARION HOSPITAL CORPORATION
•	MASSILLON COMMUNITY HEALTH SYSTEM, LLC
•	MASSILLON HEALTH SYSTEM LLC
•	MASSILLON HOLDINGS, LLC
•	MCKENZIE TENNESSEE HOSPITAL COMPANY, LLC
•	MMC OF NEVADA, LLC
•	MONROE HMA, LLC
•	MWMC HOLDINGS, LLC
•	NATIONAL HEALTHCARE OF MT. VERNON, INC.
•	PHILLIPS HOSPITAL CORPORATION
•	QHC CALIFORNIA HOLDINGS, LLC
•	QHCCS, LLC
•	QHG OF MASSILLON, INC.
•	QUORUM HEALTH INVESTMENT COMPANY, LLC
•	QUORUM HEALTH RESOURCES, LLC
•	RED BUD HOSPITAL CORPORATION
•	RED BUD ILLINOIS HOSPITAL COMPANY, LLC
•	SAN MIGUEL HOSPITAL CORPORATION
•	SUNBURY HOSPITAL COMPANY, LLC
•	TOOELE HOSPITAL CORPORATION
•	TRIAD OF OREGON, LLC
•	WATSONVILLE HOSPITAL CORPORATION

•	WAUKEGAN HOSPITAL CORPORATION
•	WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC
•	WILLIAMSTON HOSPITAL CORPORATION